UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
June 1, 2021
Date of Report
(Date of earliest event reported)

SYNCHRONY FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road
Stamford,	Connecticut	06902
(Address of principal executive offices)		(Zip Code)
(203) 585-2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SYF	New York Stock Exchange
Depositary Shares Each Representing a 1/40th Interest in a Share of 5.625% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	SYFPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Holders.

In connection with the organizational changes of Synchrony Financial (“Synchrony”) described herein, the following appointments are effective June 14, 2021:

•Mike Bopp, 48, will lead the Growth organization as EVP, Chief Growth Officer. In his prior role as EVP, Chief Customer Engagement Officer, Bopp played a critical role in expanding our data analytics capabilities and creating a seamless, integrated customer experience across our products, services and capabilities.

•Carol Juel, 48, will lead the Technology and Operations organization as EVP, Chief Technology and Operating Officer. In her prior role as EVP, Chief Information Officer, Juel played an integral role in moving Synchrony to an agile culture, promoting speed and innovation throughout the company.

•Alberto Casellas, 54, will lead the Health & Wellness sales platform as EVP, CEO Health & Wellness.

•Curtis Howse, 57, will lead the Home & Auto sales platform as EVP, CEO Home & Auto.

•Tom Quindlen, 58, will lead the Diversified & Value sales platform and the Lifestyle sales platform as EVP, CEO Diversified & Value and Lifestyle.

•Bart Schaller, 52, will lead the Digital sales platform as EVP, CEO Digital.

Item 7.01	Regulation FD Disclosure.

Synchrony today announced organizational changes aimed to further align the company’s resources with its partners and evolving consumer expectations, while leveraging its innovation, data, expertise and scale to deliver products and capabilities to market faster.
These changes will help Synchrony drive continued growth, execute its strategy more quickly and deliver the right capabilities to partners and consumers through the industry’s most complete, digitally enabled consumer payments and financing product suite.
As part of these changes, Synchrony will align its partner portfolios across five sales platforms – expanded from three today – to better match the growth and diversification of its partnerships over the past several years. The five sales platforms are:

Digital: Synchrony’s Digital sales platform provides comprehensive payments and financing solutions with integrated digital experiences through partners and merchants who primarily engage with their consumers through digital channels.

Diversified & Value: Synchrony’s Diversified & Value sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through partners and merchants who offer a wide assortment of merchandise.

Health & Wellness: Synchrony’s Health & Wellness sales platform provides comprehensive healthcare payments and financing solutions, through a network of providers and health systems, for those seeking health and wellness care for themselves, their families and their pets.

Home & Auto: Synchrony’s Home & Auto sales platform offers comprehensive payments and financing solutions with integrated in-store and digital experiences through a broad network of partners and merchants providing home and automotive merchandise and services.

Lifestyle: Synchrony’s Lifestyle sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through partners and merchants who offer merchandise in powersports, outdoor power equipment, and other industries such as sporting goods, apparel, jewelry and music.

In addition to the five sales platforms discussed above, we will report Corporate & Other information, which includes sales data related to certain program agreements with retail partners and merchants that will not be renewed beyond their current expiry date and certain programs that were previously terminated, which are not managed within the five sales platforms discussed above.
A press release describing these and other organizational changes is attached hereto as Exhibit 99.1 and supplemental financial information for our five sales platforms and Corporate & Other data for the five quarterly periods ended March 31, 2021 is attached hereto as Exhibit 99.2 incorporated by reference into this Item 7.01.
The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are being furnished as part of this report:

Number	Description

99.1	Press release dated June 1, 2021
99.2	Sales Platform Financial Data Supplement of the Company for the quarter ended March 31, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: June 1, 2021	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press release dated June 1, 2021
99.2	Sales Platform Financial Data Supplement of the Company for the quarter ended March 31, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL